   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 17, 1995

                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                   AT&T CORP.

 A NEW YORK   I.R.S. EMPLOYER
CORPORATION   NO. 13-4924710

                           32 AVENUE OF THE AMERICAS,
                         NEW YORK, NEW YORK 10013-2412
                                 (212-387-5400)

                               AGENT FOR SERVICE
                                S.L. PRENDERGAST
                          VICE PRESIDENT AND TREASURER
                            ------------------------

                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:
                               Marilyn J. Wasser
                      Vice President -- Law and Secretary
                                   AT&T Corp.
                              131 Morristown Road
                            Basking Ridge, NJ 07920
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box / /.
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED
                                                    PROPOSED          MAXIMUM
                                                     MAXIMUM         AGGREGATE        AMOUNT OF
    TITLE OF EACH CLASS OF         AMOUNT TO     OFFERING PRICE      OFFERING       REGISTRATION
 SECURITIES TO BE REGISTERED     BE REGISTERED    PER UNIT (1)       PRICE (1)           FEE
Common Shares, par value           5,000,000
 $1.00. per share.............      shares          51 11/16        258,437,500       89,117.00

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                   AT&T CORP.
                             CROSS REFERENCE SHEET
                     PURSUANT TO ITEM 501 OF REGULATION S-K

S-4 ITEM NUMBER AND HEADING                                    LOCATION IN PROSPECTUS
- -------------------------------------------------------------  --------------------------------------------------------
       1.  Forepart of the Registration Statement and Outside
            Front Cover Page of Prospectus...................  Forepart of the Registration Statement and Outside Front
                                                                Cover Page
       2.  Inside Front and Outside Back Cover Pages of
            Prospectus.......................................  Inside Front and Outside Back Cover Pages
       3.  Risk Factors, Ratio of Earnings to Fixed Charges
            and Other Information............................                             *
       4.  Terms of the Transaction..........................                             *
       5.  Pro Forma Financial Information...................                             *
       6.  Material Contacts with the Company Being
            Acquired.........................................                             *
       7.  Additional Information Required for Reoffering by
            Persons and Parties Deemed to be Underwriters....                             *
       8.  Interests of Named Experts and Counsel............                             *
       9.  Disclosure of Commission Position on
            Indemnification for Securities Act Liabilities...                             *
      10.  Information with Respect to S-3 Registrants.......                             *
      11.  Incorporation of Certain Information by
            Reference........................................  Incorporation of Certain Documents by Reference
      12.  Information with Respect to S-2 or S-3
            Registrants......................................                             *
      13.  Incorporation of Certain Information by
            Reference........................................                             *
      14.  Information with Respect to Registrants Other than
            S-2 or S-3 Registrants...........................                             *
      15.  Information with Respect to S-3 Companies.........                             *
      16.  Information with Respect to S-2 or S-3
            Companies........................................                             *
      17.  Information with Respect to Companies Other than
            S-3 or S-2 Companies.............................                             *
      18.  Information if Proxies, Consents or Authorizations
            are to be Solicited..............................                             *
      19.  Information if Proxies, Consents or Authorizations
            are not to be Solicited or in an Exchange
            Offer............................................                             *

- ------------------------
* Not applicable or answer negative upon the date of filing of this Registration Statement. The Registrant may be required to provide information (or further information) in response to one or more of such items under certain circumstances by means of a post-effective amendment to this Registration Statement or supplement to the prospectus contained herein.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 17, 1995

PROSPECTUS
                                5,000,000 SHARES

                                     [LOGO]

                                   AT&T Corp.
                                 COMMON SHARES
                          (PAR VALUE $1.00 PER SHARE)

                            ------------------------

    AT&T Corp., a New York corporation ("AT&T" or the "Company"), has registered 5,000,000 shares of its common stock, $1.00 par value per share (the "Common Shares"), which may from time to time be offered by this Prospectus principally in connection with the formation or the acquisition, directly or indirectly, of entities or interests in entities which have received or may receive a license from the Federal Communications Commission (the "FCC") to provide cellular service. Such shares may be issued in exchange for the shares of common stock (by merger or otherwise), partnership interests or other assets representing an interest, direct or indirect, in other companies or other entities, or in exchange for assets used in or related to the business of such entities. In general, the terms of such acquisitions will be determined by direct negotiations between representatives of the Company and the owners of the businesses or properties to be acquired or, in the case of entities which are more widely held, through exchange offers to stockholders or documents soliciting the approval of statutory mergers, consolidations or sales of assets. Underwriting discounts or commissions will generally not be paid by the Company. This Prospectus does not cover any resale of Common Shares, and no person is authorized to make use of this Prospectus in connection with any such resale or distribution.

                            ------------------------

THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION NOR  HAS  THE
     COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  PASSED  UPON THE
       ACCURACY OR ADEQUACY  OF THIS  PROSPECTUS. ANY  REPRESENTATION
                          TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

            , 1995

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                                                                                                 PAGE
Available Information.....................................................................................          3
Incorporation of Documents by Reference...................................................................          3
The Company...............................................................................................          4
The Offering..............................................................................................          4
Description of Common Shares of AT&T......................................................................          5
For Florida Residents.....................................................................................          5
Legal Opinions............................................................................................          5
Experts...................................................................................................          6

                             AVAILABLE INFORMATION

    AT&T is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Such reports, proxy statements and other information filed by AT&T can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Such material can also be inspected at the New York, Boston, Chicago, Pacific and Philadelphia Stock Exchanges. Copies of such material can also be obtained at the prescribed rates from the Public Reference Section of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents have been filed by the Company with the SEC (File No. 1-1105) and are incorporated herein by reference.

    (1)AT&T's Annual Report on Form 10-K for the year 1993;

    (2)AT&T's Quarterly Reports on Form 10-Q for the periods ended March 31, 1994, June 30, 1994 and September 30, 1994; and

    (3)AT&T's Current Reports on Form 8-K dated January 14, 1994, January 27, 1994, March 4, 1994, March 23, 1994, April 5, 1994, August 16, 1993, as
       amended (filed April 19, 1994), April 22, 1994, August 16, 1993, as amended (filed May 20, 1994), May 26, 1994, July 15, 1994, August 16,
       1993, as amended (filed August 23, 1994), August 25, 1994, September 14, 1994, September 19, 1994, October 26, 1994, December 8, 1994, December 13, 1994, October 26, 1994, as amended (filed December 27, 1994), January 24, 1995 and January 24, 1995, as amended (filed January 26, 1995).

    All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Shares shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents: PROVIDED, HOWEVER, that the documents enumerated above or subsequently filed by AT&T pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the SEC of AT&T's Annual Report on Form 10-K covering such year shall not be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    COPIES OF THE ABOVE DOCUMENTS AND THE 1993 AT&T ANNUAL REPORT TO SHAREOWNERS MAY BE OBTAINED UPON REQUEST WITHOUT CHARGE FROM THE SECRETARY'S DEPARTMENT, AT&T, ROOM 2420E, 32 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10013-2412 (TELEPHONE NUMBER 212-387-5400).
                            ------------------------

                                  THE COMPANY

    AT&T was incorporated on March 3, 1885 under the laws of the State of New York and has its principal executive offices at 32 Avenue of the Americas, New York, New York 10013-2412 (telephone number 212-387-5400).

    AT&T is a major participant in two industries: the global information movement and management industry and the financial services and leasing industry.

    In the global information movement and management industry, AT&T's services and products include: voice, data and image telecommunications services that can be used with the telecommunications and information products or systems of AT&T and others; telecommunications products and systems, ranging from voice instruments to complex network switching and transmission systems; computer products and systems; products which combine communications and computing; installation, maintenance and repair services for communication and computer products, optical fiber and cable; and components for high-technology products and systems. The above-described services and products are designed to meet the needs of broad categories of customers; the users of telecommunications and information services, including residential, business and government customers; the providers of telecommunications and information services, including telephone companies and other telecommunications agencies around the world; and the manufacturers of telecommunications, data processing and other electronic equipment.

    In the financial services  and leasing industry,  AT&T through AT&T  Capital
Corporation, a subsidiary 86 percent of which AT&T owns and its subsidiaries, provides direct financing and finance leasing programs for AT&T's own products and the products of other companies, leases products to customers under operating leases, and through AT&T Universal Card Services Corp., a wholly owned subsidiary of AT&T, is in the general-purpose credit card business.

                                  THE OFFERING

    This Prospectus relates to 5,000,000 Common Shares, which the Company proposes to issue in a program of acquisitions of entities or interests in entities which have received or may receive a license from the FCC to provide cellular service. The consideration for any acquisition may consist of cash, notes or other evidences of debt, assumptions of liabilities, equity securities or a combination thereof, as determined from time to time by negotiations between the Company or one of its subsidiaries and the owners of businesses or properties to be acquired. In general, the terms of acquisitions will be determined by direct negotiations between the representatives of the Company or one of its subsidiaries and the owners of the businesses or properties to be acquired or, in the case of entities which are more widely held, through exchange offers to stockholders or documents soliciting approval of statutory mergers, consolidations or sales of assets. Underwriting discounts or commissions will generally not be paid by the Company.

    This Prospectus does not cover any resale of Common Shares, and no person is authorized to make use of this Prospectus in connection with any such resale or distribution.

RESTRICTIONS ON RESALE OF COMMON SHARES

    The Common Shares offered hereby are registered under the Securities Act of 1933, as amended ("Securities Act"), but this registration does not cover resale or distribution by the person who receives Common Shares issued by the Company in its acquisitions. Affiliates of entities acquired by the Company may not resell Common Shares registered under the Registration Statement to which this Prospectus relates except pursuant to an effective registration statement under the Securities Act covering such shares, or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Generally, Rule 145 permits such affiliates to sell such shares immediately following the acquisition in compliance with certain volume limitations and manner of sale requirements. Under Rule 145, sales by such affiliates during any three-month period cannot exceed the greater of (i) 1% of the shares of common stock of the Company outstanding (approximately 15.7 million shares, assuming 1,569 million shares remain outstanding) and (ii) the average weekly reported volume of trading of such shares of common stock on all national securities exchanges during the four calendar weeks preceding the proposed sale. These restrictions will cease to apply under most other circumstances if the affiliate has held the Common Shares for at least two years, provided that the person or entity is not then an affiliate of the Company. Individuals who are not affiliates of the entity being acquired will not be subject to resale restrictions under Rule 145 and may resell Common Shares immediately following the acquisition without an effective registration statement under the Securities Act.

                      DESCRIPTION OF COMMON SHARES OF AT&T

    All common shares (par value $1 per share) of AT&T are entitled to participate equally in dividends. Each shareowner has one vote for each share registered in the shareowner's name. All common shares would rank equally on liquidation, and common shares (including the Common Shares offered by this Prospectus) are fully-paid and non-assessable by AT&T. Holders of common shares have no preemptive rights.

    AT&T is authorized to issue common shares under the Shareowner Dividend Reinvestment and Stock Purchase Plan and various employee benefit plans of AT&T and its subsidiaries.

CERTAIN PREFERENTIAL RIGHTS OF HOLDERS OF PREFERRED SHARES

    AT&T's authorized capital includes a class of 100,000,000 preferred shares, par value $1 per share, issuable in series, cumulative as to dividends and having an authorized maximum liquidation preference of $8,000,000,000. The preferred shares rank prior to the common shares both as to dividends and on liquidation. There are no preferred shares issued and outstanding. AT&T's Board of Directors is authorized to establish the number of shares, designations, relative rights, preferences and limitations, including voting and conversion rights, of any future series of preferred shares.

                             FOR FLORIDA RESIDENTS

    AT&T provides telecommunications services between the United States and Cuba jointly with Empresa de Telecomunicaciones Internacionales de Cuba ("EMTELCUBA"), the Cuban telephone company, pursuant to all applicable U.S. laws and regulations. All payments due EMTELCUBA are handled in accordance with the provisions of the Cuban Assets Control Regulations and the Cuban Democracy Act of 1992 and specific licenses issued thereunder. AT&T is the sole owner of the Cuban American Telephone and Telegraph Company ("CATT"), a Cuban corporation. CATT owns cable facilities between the United States and Cuba that were activated on November 25, 1994.

    This information is accurate as of the date hereof. Current information concerning AT&T's business dealings with the government of Cuba or with any person or affiliate located in Cuba may be obtained from the Division of Securities and Investor Protection of the Florida Department of Banking and Finance, the Capitol, Tallahassee, Florida 32399-0530, telephone number (904) 488-9805.

                                 LEGAL OPINIONS

    Marilyn J. Wasser, Vice President--Law and Secretary of AT&T, is passing upon the legality of the Common Shares for the Company. As of January 31, 1995, Marilyn J. Wasser owned 3,019 common shares of AT&T and had options to acquire 19,329 common shares of AT&T.

                                    EXPERTS

    The restated consolidated financial statements and restated consolidated financial statement schedules of AT&T and its subsidiaries at December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992 and 1991, included in AT&T's Current Report on Form 8-K, dated October 26, 1994, as amended (filed December 27, 1994), have been incorporated herein by reference in reliance upon the report of Coopers & Lybrand L.L.P., independent auditors, which report includes an explanatory paragraph regarding AT&T's change in 1993 in methods of accounting for postretirement benefits, postemployment benefits and income taxes, given on the authority of that firm as experts in accounting and auditing.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

    Pursuant to the statutes of the State of New York, a director or officer of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorney's fees, incurred by him in connection with the defense of a civil or criminal proceeding to which he has been made, or threatened to be made, a party by reason of the fact that he was such director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is available where the director or officer acted in good faith, for a purpose he reasonably believed to be in the best interests of the corporation. Specific court approval is required in some cases. The foregoing statement is subject to the detailed provisions of Sections 715, 717 and 721-725 of the New York Business Corporation Law ("BCL").

    The AT&T By-laws provide that AT&T is authorized, by (i) a resolution of shareholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification, to the fullest extent permitted by applicable law, to provide indemnification and to advance expenses to directors and officers in respect of claims, actions, suits or proceedings based upon, arising from, relating to or by reason of the fact that any such director or officer serves or served in such capacity with AT&T or at the request of AT&T in any capacity with any other enterprise.

    AT&T has entered into contracts with its officers and directors, pursuant to the provisions of BCL Section 721, by which it will be obligated to indemnify such persons, to the fullest extent permitted by the BCL, against expenses, fees, judgments, fines and amounts paid in settlement in connection with any present or future threatened, pending or completed action, suit or proceeding based in any way upon or related to the fact that such person was an officer or director of AT&T or, at the request of AT&T, an officer, director or other partner, agent, employee or trustee of another enterprise. The contractual indemnification so provided will not extend to any situation where a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty or that there inured to such person a financial profit or other advantage.

    The directors and officers of AT&T are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the registrant.

    Any underwriters who execute the agreement filed as Exhibit 1 to this registration statement will agree to indemnify the registrant and registrant's directors and its officers who signed the registration statement against certain liabilities which might arise under the Securities Act from information furnished to the registrant by or on behalf of any such indemnifying party.

Item 21. Exhibits and Financial Statement Schedules

    The exhibits identified in parentheses below, on file with the SEC, are incorporated herein by reference as exhibits hereto.

EXHIBIT
NUMBER
- ----------
 4          Restated Certificate of Incorporation of the registrant filed January 10, 1989, Certificate of  Change to  Restated Certificate of Incorporation  dated March 18, 1992,  Certificate of Amendment to Restated
            Certificate of Incorporation dated June  1, 1992, and Certificate of  Amendment of the Certificate  of
            Incorporation dated April 20, 1994 (Exhibit 4-B to Registration Statement No. 33-53765).
 5          Opinion  of Marilyn J. Wasser, Vice President--Law and Secretary of the registrant, as to the legality of the securities being registered.
23A         Consent of Coopers & Lybrand.
23B         Consent of Marilyn J.  Wasser, Vice President--Law  and Secretary of the  registrant, is contained  in opinion of counsel filed as Exhibit 5.
24          Powers of Attorney executed by the directors and officers who signed this registration statement.

Item 22. Undertakings.

    The undersigned registrant hereby undertakes:

    (1)For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
       (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

    (2)For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 --------------

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the registrant pursuant to the provisions referred to in the first, second, third and fifth paragraphs of Item 15 above or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director or officer of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director or officer in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 16TH DAY OF FEBRUARY, 1995.

                                                     AT&T CORP.

                                                     By: (S.L. Prendergast
                                                       VICE PRESIDENT AND
                                                     TREASURER)

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                                                                    By:  (S.L. Prendergast
                                                                    ATTORNEY-IN-FACT)*

PRINCIPAL EXECUTIVE OFFICER:                                        February 16, 1995
R.E. Allen                        Chairman of the Board

PRINCIPAL FINANCIAL OFFICER:

R.W. Miller                       Executive Vice President
                                  and Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

M.B. Tart                         Vice President
                                  and Controller
DIRECTORS:

R.E. Allen
M. Kathryn Eickhoff
Walter Y. Elisha
Philip M. Hawley
Carla A. Hills
Belton K. Johnson
Drew Lewis
Victor A. Pelson
Donald S. Perkins
Henry B. Schacht
Michael I. Sovern
Franklin A. Thomas
Joseph D. Williams
Thomas H. Wyman
                                                                    * by power of attorney

                                 EXHIBIT INDEX

    Exhibits identified in parentheses below, on file with the SEC, are incorporated herein by reference as exhibits hereto.

EXHIBIT
NUMBER
- ----------
 4          Restated Certificate of Incorporation of the Registrant filed January 10, 1989, Certificate of  Change to  Restated Certificate of Incorporation  dated March 18, 1992,  Certificate of Amendment to Restated
            Certificate of Incorporation dated June  1, 1992, and Certificate of  Amendment of the Certificate  of
            Incorporation dated April 20, 1994 (Exhibit 4-B to Registration Statement No. 33-53765).
 5          Opinion  of Marilyn J. Wasser, Vice President--Law and Secretary of the registrant, as to the legality of the securities being registered.
23A         Consent of Coopers & Lybrand.
23B         Consent of Marilyn J.  Wasser, Vice President--Law  and Secretary of the  registrant, is contained  in opinion of counsel filed as Exhibit 5.
24          Powers of Attorney executed by the directors and officers who signed this registration statement.